EXHIBIT 10.9

                              CONSULTING AGREEMENT


     AGREEMENT MADE this 2ndt day of January, 2003, by and between Matthews Morris & Company, Inc. whose mailing address is (herein referred to as "MMC"), and Elva International, Inc., a Florida corporation with its executive office located at 222 Lakeview Ave., PMB 160-415, West Palm Beach, Florida, 33401 (hereinafter referred to as "EII ").

     WHEREAS, EII is engaged in the business of payment security solutions; and

     WHEREAS, EII is desirous of utilizing MMC's services as a consultant with respect to finance solutions, accounting, and other business services;

     NOW THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which being hereby acknowledged, the parties do hereby agree as follows:

1.   Retention as Consultant

     A. MMC shall act as consultant to EII. In such capacity, to the extent deemed reasonable by mutual agreement of MMC and EII, and at the reasonable convenience of MMC, MMC shall provide services and consultation on matters connected with the Business, including, but not limited to, various verbal or written advice on business and finance issues of EII, attendance at meetings, interviews, or other scheduled events at EII's corporate offices or other locations; guidance and advice on contracts and events and other mutually-agreeable duties or functions. The services to be performed in connection with this agreement are not in connection with the offer or sale of securities in a capital-raising transaction, and MMC will not directly or indirectly promote or maintain a market for the Company's securities. It is expressly understood and agreed that MMC, or any of its employees, shall not be an employee of EII.

2.   Practice by Consultant.

     Except as provided herein, nothing in this Agreement shall prevent MMC or its principals from (a) providing consulting services to any person, individuals, partnerships, corporations or other entities; (b) becoming an employee, officer or director of another person, individual, partnership, corporation, or other entity.

3.   Compensation.

A. As consideration for the services hereunder, EII shall pay to MMC, $1,200 per man and per day for services provided during 2003. MMC shall bill EII no less than quarterly for services provided during 2003.
B. All payments due MMC hereunder shall be made with regards to accurate invoices issued by MMC to EII. Each invoice will state the number of days spent by MMC and the tasks achieved during these days.
C.   EII shall have the option of pre-paying any and all amounts due hereunder.


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4.   Duration and Termination.

     The term of this Agreement shall be for twelve (12) months beginning upon the second day of January 2003. Either party may cancel this Agreement with thirty (30) days notice at any time but EII shall be responsible for payment to MMC of any payments due as a result of services provided and proof demonstrated of those services by MMC.

     This Agreement is renewable upon the mutual written consent of both parties within thirty (30) days from the termination date of December 31, 2003.

5.   Arbitration of Disputes.

     All disputes, claims, and questions regarding the rights and obligations of the parties under the terms of this Agreement shall first be submitted to mediation. In the event the mediation is unable to resolve such dispute(s), then either party may make a demand for arbitration by filing such demand in writing with the other party within thirty (30) days after the dispute first arises. Thereafter, arbitration shall be conducted by three arbitrators, sitting in Palm Beach, Florida, and acting under the rules of the American Arbitration Association.

6.   Confidentiality.

     In further consideration of the payment of the aforesaid sum, the parties do hereby agree that for a period of thirty (30) months from the date of this Agreement all accounting information, client data, letters, documents, and all other materials, whether written or oral, and in all other tangible or intangible forms, relating to the Business; all technical, financial, legal or business information related to any of the parties involved in the Business herein; and all other aspects of the Business, all of which of the above being deemed to be confidential and proprietary information, are and shall remain confidential and shall not be disclosed to anyone except as may be required for disclosure to governmental agencies, compliance with any directives of any Courts, and reporting on any income tax return.

7.   Default.

     No party shall be in default under this Agreement, until written notification of a claimed default is received by the perceived defaulting party and such stated default is not cured within 30 days notice to the defaulting party.

8.   Entire Agreement.

     This Agreement shall constitute the entire agreement between the parties hereto and any prior understanding or representation of any kind preceding the date of this Agreement shall not be binding by either party except to the extent incorporated in this Agreement.


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9.   Modification of Agreement.

     Any modification of this Agreement or additional obligation assumed by either party in connection with this Agreement shall be binding only if evidenced in writing signed by each party hereto or by an authorized representative of each party hereto.

10.  Notices.

     Any notice provided for or concerning this Agreement shall be in writing and be deemed sufficiently given once sent by certified or registered mail return receipt requested if sent to the respective address of each such party who is to receive notice.

11.  Governing Law.

     It is agreed that this Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Florida.

12.  Effect of Partial Invalidity.

     The invalidity of any portion of this Agreement will not and shall not be deemed to affect the validity of any other provision. In the event that any provision of this Agreement is held to be invalid, the parties hereto agree that the remaining provisions shall be deemed in full force and effect as if they had been executed by both parties subsequent to the deletion of the invalid provision.

13.  Assignment of Duties to Related Corporations of EII.

     The parties acknowledge and agree that the obligations of MMC hereunder may be performed for EII, or such other related corporations as may be directed by EII.

     IN WITNESS WHEREOF, each party to this Agreement has caused it to be executed on the date first written above with intent to be legally bound.


                        MATTHEWS MORRIS & COMPANY, INC.

                           /s/ Christophe Giovannetti
                     By: __________________________________
                             Christophe Giovannetti
                                    President


                            ELVA INTERNATIONAL, INC.

                                /s/ Patrick Misko
                     By: __________________________________
                                  Patrick Misko
                            Vice President & Director

                               /s/ Serge Parienti
                     By: __________________________________
                                 Serge Parienti
                            Vice President & Director


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